UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 30, 2024

 TEAM, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (281) 331-6154
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.30 par value	TISI	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No. 2 to A&R Term Loan Credit Agreement

On September 30, 2024, Team, Inc. (the “Company”), along with the guarantors party thereto, the lenders party thereto and Cantor Fitzgerald Securities, as Agent, entered into Amendment No. 2 to Amended and Restated Term Loan Credit Agreement (“Term Loan Amendment No. 2”) to the Amended and Restated Term Loan Credit Agreement, dated June 16, 2023, by and among the Company, as Borrower, the lenders party thereto, the guarantors party thereto and Cantor Fitzgerald Securities, as Agent (as amended, the “A&R Term Loan Credit Agreement”). Term Loan Amendment No. 2 amended the A&R Term Loan Credit Agreement to, among other things, make conforming changes to the A&R Term Loan Credit Agreement, consistent with the changes being made to the ABL Credit Agreement (see below, under “Amendment No. 5 to ABL Credit Agreement”).

The foregoing summary of Term Loan Amendment No. 2 does not purport to be complete and is subject to, and qualified in its entirety by, the full and complete text of Term Loan Amendment No. 2, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Amendment No. 5 to ABL Credit Agreement

On September 30, 2024, the Company, along with the guarantors party thereto, the lenders party thereto and Eclipse Business Capital LLC, as Agent, entered into Amendment No. 5 (“ABL Amendment No. 5”) to the Credit Agreement, dated as of February 11, 2022, among the Company, as Borrower, the lenders from time to time party thereto, and Eclipse Business Capital, LLC, as Agent (as amended, the “ABL Credit Agreement”). ABL Amendment No. 5 amended the ABL Credit Agreement to, among other things (i) extend the scheduled maturity date from August 11, 2025 to September 30, 2027, (ii) amend the applicable margin for Delayed Draw Term Loans (as defined in the ABL Credit Agreement) from a flat rate of 10% for SOFR Loans (as defined in the ABL Credit Agreement) and 9% for Base Rate Loans (as defined in the ABL Credit Agreement) to a rate based on EBITDA ranging from 8.5% to 10% for SOFR Loans and 7.5% to 9% for Base Rate Loans, (iii) amend the applicable margin for Revolving Credit Loans (as defined in the ABL Credit Agreement) from a rate based on EBITDA ranging from 4.1% to 4.6% for SOFR Loans and 3.1% to 3.6% for Base Rate Loans to a rate based on both EBITDA and Average Historical Excess Availability (as defined in the ABL Credit Agreement) ranging from 3.5% to 4.25% for SOFR Loans and 2.5% to 3.25% for Base Rate Loans, (iv) amend the applicable margin for MRE Term Loans (as defined in the ABL Credit Agreement) from a flat rate of 5.75% for SOFR Loans to a flat rate of 5% for SOFR Loans, (v) amend the definitions of “Borrowing Base” and “Consolidated Fixed Charge Coverage Ratio” as well as related definitions in order to expand availability under the Revolving Credit Facility (as defined in the ABL Credit Agreement) and (vi) add a springing financial covenant requiring Excess Availability (as defined in the ABL Credit Agreement) to be above $7,500,000, with such covenant applying only if the Consolidated Fixed Charge Coverage Ratio falls below 0.85x for twelve month periods ending on or prior to December 31, 2024 and 1.00x for twelve month periods ending after December 31, 2024.

The foregoing summary of ABL Amendment No. 5 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of ABL Amendment No. 5, a copy of which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 30, 2024, the Company issued a press release announcing that it had entered into Term Loan Amendment No. 2 and ABL Amendment No. 5. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 furnished hereunder shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit number	Description

10.1*
Amendment No. 2 to Amended and Restated Term Loan Credit Agreement, dated as of September 30, 2024, by and among Team, Inc., as Borrower, the lenders party thereto, the guarantors party thereto and Cantor Fitzgerald Securities, as Agent.

10.2*
Amendment No. 5 to Credit Agreement, dated as of September 30, 2024, among Team, Inc., as Borrower, the lenders from time to time party thereto, the guarantors party thereto and Eclipse Business Capital LLC. as Agent.

99.1	Team, Inc.’s Press Release issued September 30, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*
Certain schedules and similar attachments have been omitted in reliance on Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.

By:	/s/ Nelson M. Haight
Nelson M. Haight
Executive Vice President, Chief Financial Officer
Dated: October 01, 2024